SMALLCAP World Fund, Inc.

March 31, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F1	$0
Class F2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-2E	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0000
Class B	$0.0000
Class C	$0.0000
Class F1	$0.0000
Class F2	$0.0000
Class 529-A	$0.0000
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.0000
Class 529-F1	$0.0000
Class R-1	$0.0000
Class R-2	$0.0000
Class R-2E	$0.0000
Class R-3	$0.0000
Class R-4	$0.0000
Class R-5	$0.0000
Class R-6	$0.0000

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	371,651
Class B	2,216
Class C	20,853
Class F1	13,843
Class F2	28,989
Total	437,552
Class 529-A	21,134
Class 529-B	310
Class 529-C	6,664
Class 529-E	1,120
Class 529-F1	1,798
Class R-1	897
Class R-2	15,642
Class R-2E*	-
Class R-3	17,887
Class R-4	15,924
Class R-5	10,107
Class R-6	43,849
Total	135,332

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$47.75
Class B	$43.96
Class C	$43.35
Class F1	$47.28
Class F2	$48.09
Class 529-A	$47.32
Class 529-B	$44.39
Class 529-C	$44.12
Class 529-E	$46.32
Class 529-F1	$47.65
Class R-1	$44.53
Class R-2	$44.52
Class R-2E	$47.80
Class R-3	$46.24
Class R-4	$47.40
Class R-5	$48.62
Class R-6	$48.13

*Amount less than one thousand.